UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 14, 2021

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1001 Bishop Street, Suite 2500, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 14, 2021, HEI and Hawaiian Electric (each a Company, and collectively the Companies) each entered into a third amended and restated revolving unsecured credit agreement (the HEI Facility and Hawaiian Electric Facility, respectively, and together, the Amended Facilities), which amends and restates the respective HEI and Hawaiian Electric second amended and restated credit agreement, each dated as of June 30, 2017 (each an Original Facility, and collectively the Original Facilities). The Amended Facilities were jointly syndicated, with the lending group increased from eight banks in the Original Facilities to nine banks in the Amended Facilities. JPMorgan Chase Bank, N.A., BofA Securities, Inc. and U.S. Bank National Association acted as Joint Lead Arrangers and Joint Book Runners for the Amended Facilities, with JPMorgan Chase Bank, N.A. as Administrative Agent, and JPMorgan Chase Bank, N.A. and Bank of America, N.A. as Sustainability Structuring Agents.
The aggregate principal amount that HEI has the ability to borrow under the HEI Facility was increased to $175 million from $150 million in the Original Facility, and the term of the HEI Facility was extended to May 14, 2026.
The aggregate principal amount that Hawaiian Electric has the ability to borrow under the Hawaiian Electric Facility remains at $200 million and the initial term expires on May 14, 2022. However, the initial term of the Hawaiian Electric Facility will extend to May 14, 2026 if, and when, approved by the Public Utilities Commission of the State of Hawaii (PUC), under an application to be filed by Hawaiian Electric, during the initial term.
Under the Amended Facilities, draws would generally bear interest, based on each Company’s respective current long-term credit ratings, at the “Adjusted LIBO Rate,” as defined in the Amended Facilities, plus 137.5 and 125.0 basis points for HEI and Hawaiian Electric, respectively, and incur annual fees on undrawn commitments, excluding swingline borrowings, of 20.0 and 17.5 basis points for HEI and Hawaiian Electric, respectively. The Amended Facilities also include provisions to accommodate a transition from the London Interbank Offered Rate (LIBOR) to an alternative reference rate, based on the secured overnight financing rate administered by the Federal Reserve Bank of New York, upon the phase out of LIBOR as a reference rate.
Additionally, the Amended Facilities contain provisions for pricing adjustments in the event of a long-term ratings change based on the respective Facility’s ratings-based pricing grid, which includes the ratings by Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services. The Amended Facilities do not contain clauses that would affect access to the Amended Facilities by reason of a ratings downgrade, nor do they have broad “material adverse change” clauses. In addition, the Amended Facilities contain provisions for potential annual pricing adjustments to the Eurodollar or Alternate Base Rate margin on draws and fees on undrawn commitments of up to +/-5 basis points and +/-1 basis point, respectively, based on performance against certain sustainability-linked metrics. The sustainability-linked metrics include achievement of renewable portfolio standards in excess of statutory requirements and increasing cumulative penetration of installed MWs of photovoltaic systems on residential rooftops.
The Amended Facilities also include updated terms and conditions customary for facilities of this type and contain customary conditions that must be met in order to draw on them, including compliance with covenants (such as covenants preventing HEI’s and Hawaiian Electric’s respective subsidiaries from entering into agreements that restrict the ability of such subsidiaries to pay dividends to, or to repay borrowings from, HEI or Hawaiian Electric, as applicable; and a covenant in Hawaiian Electric’s facility restricting Hawaiian Electric’s ability, as well as the ability of any of its subsidiaries, to guarantee additional indebtedness of the subsidiaries if such additional debt would cause the subsidiary’s

“Consolidated Subsidiary Funded Debt to Capitalization Ratio” (as defined in the Hawaiian Electric Facility) to exceed 65%). Under the HEI Facility, it is an event of default if HEI fails to maintain an unconsolidated “Capitalization Ratio” (as defined in the HEI Facility) of 50% or less or if HEI no longer owns Hawaiian Electric or ASB. Under the Hawaiian Electric Facility, it is an event of default if Hawaiian Electric fails to maintain a “Consolidated Capitalization Ratio” (as defined in the Hawaiian Electric Facility) of at least 35%, or if Hawaiian Electric is no longer owned by HEI.
The Amended Facilities may be drawn on to meet the Companies’ respective working capital needs and general corporate purposes, however, historically the Companies have used revolving credit facilities such as the Amended Facilities primarily to support the respective Company’s short-term commercial paper program. As of March 31, 2021, HEI had $100 million and Hawaiian Electric had no commercial paper outstanding. There are currently no outstanding draws under the Amended Facilities, nor any outstanding letters of credit under the letter-of-credit sub-facilities.
The foregoing description of the Amended Facilities does not purport to be a complete description of the Amended Facilities and is qualified in its entirety by reference to the full text of the Amended Facilities, which will be filed as exhibits to HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the period ended June 30, 2021. See HEI Exhibit 10.1 and Hawaiian Electric Exhibit 10.2 to HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 for the full text of the Original Facilities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Syndicated Credit Facilities. The disclosure under Item 1.01 above is incorporated herein by reference.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s (ASB) press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Gregory C. Hazelton	/s/ Tayne S. Y. Sekimura
Gregory C. Hazelton	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: May 18, 2021	Date: May 18, 2021

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